                                                                    Exhibit 4.10


                        REGISTRATION AGREEMENT

         THIS AGREEMENT dated as of June 17, 1999 is made between HealthGate Data Corp., a Delaware corporation (the "Company") and General Electric Company, a New York Corporation or one or more of its affiliates (the "Purchaser").

         WHEREAS, the Company and the Purchaser have entered into a Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"); and

         WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. At any time commencing upon the earlier of (i) six months after the closing of a public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act and (ii) the second anniversary of the Closing, the holders of the Registrable Securities may request registration under the Securities Act of all or part of their Registrable Securities on (i) Form S-1 or any similar or successor long-form registration ("Long-Form Registrations"), or (ii) Form S-3 or any similar or successor short-form registration ("Short-Form Registrations"), if a Short-Form Registration is then available to the Company. Within twenty business days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations".

                  (b) LONG-FORM REGISTRATION. The holders of Registrable Securities will be entitled to request one Long-Form Registration in which the Company will pay all Registration Expenses. A registration will not count as a Long-Form Registration until it has become effective unless discontinued at the request of the holders of the Registrable Securities included therein.

                  (c) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registration provided pursuant to paragraph l(b), the holders of Registrable Securities will be entitled to request not more than two Short-Form Registrations in which the Company will pay all Registration Expenses. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. Once the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                  (d) PRIORITY ON DEMAND REGISTRATIONS. Except for the piggyback registration rights set forth in Section 2 of each of the following agreements:
(i) the Company's Registration Agreement with David Friend and William Nelson, dated March 16, 1995, (ii) the Company's Registration Agreement with Nichols Research Corporation, dated October 18, 1995, (iii) the Company's Registration Agreement with Purchasers of Series C Shares, dated August 21, 1996, (iv) the Company's Registration Agreement with Petra Capital, LLC, dated March 26, 1998, and (v) the Company's Registration Agreement with GE Capital Equity Investments, Inc., dated March__, 1999, and except for the registration rights set forth in the Company's Registration Agreement with Blackwell Science, Ltd., dated December 20, 1996, (which piggyback and registration rights are subject to the priority in such registration of all Registrable Securities and are subject to cut-back as provided in the second sentence of this paragraph 1(d)), the Company will not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the holders of a majority of the Registrable Securities requesting such registration. If a Demand Registration is an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included pursuant to the registration rights described in the first sentence of this Section 1(d) (together with the Registrable Securities, the "Requested Securities") exceeds the number of Requested Securities which can be sold in such offering, the Company will include in such registration prior to the inclusion of any securities which are not Requested Securities the number of Requested Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective holders on the basis of the amount of Requested Securities owned. Any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in paragraph 5 unless otherwise agreed to by the Company's board of directors.

                  (e) RESTRICTIONS. If, at the time of any request to register Registrable Securities pursuant to this paragraph 1, the Company

                           (i)  has filed, or has definite plans to file within
90 days after the time of the request, a registered public offering as to which the holders may include Registrable Securities pursuant to paragraph 2, or

                           (ii) is engaged in any other activity which, in the
good faith determination of the Company's board of directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company's board of directors may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or ninety days from the date of commencement of such other activity, as the case may be, and such right to delay a requested registration may not be exercised by the Company more than once in any 12-month period. If the holders of Registrable Securities included therein elect to discontinue a delayed registration, the Company will pay all of the Registration Expenses in connection therewith, and such registration will not count as one of the permitted Demand Registrations. The Company will not in any event be obligated to effect any


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

Demand Registration within six months after the effective date of a previous Demand Registration.

                  (f) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities included in any Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

                  (g) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement and subject to the provisions of Section 8 herein, the Company will not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subject to the provisions of paragraphs 2(c) and 2(d) hereof.

         2. PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Company gives its notice. The right of holders of Registrable Securities to such Piggyback Registrations shall be unlimited.

                  (b) PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                  (c) PRIORITY ON INITIAL PUBLIC OFFERING REGISTRATION. If a Piggyback Registration is an underwritten primary registration on behalf of the Company which is an initial public offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and the securities that may be registered pursuant to registration rights granted to holders of the Series E Preferred Stock (the "Series E Registrable Securities") which are requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by such holders, and (iii) third, other securities requested to be included in such registration. Notwithstanding the foregoing, the Purchaser hereby waives its rights to include any equity securities of the Company in the Company's initial public offering and the Company represents that no other equity holders will include equity securities of the Company in any such initial public offering.

                  (d) PRIORITY ON PRIMARY AND SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company which is not an initial public offering, or a secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included in such registration by the Company for its own account up to a maximum aggregate offering price of $20 million, if such registration is being initiated by the Company, (ii) second, the Registrable Securities and the Series E Registrable Securities which are requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by such holders and (iii) third, other securities requested to be included in such registration.

                  (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         3. HOLDBACK AGREEMENTS.

                  (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (i) the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration) (ii) the 180-day period following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with the first underwritten public offering of the Company's common stock unless the underwriters managing such registered public offering otherwise agree.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form) unless the underwriters managing such registered public offering otherwise agree, and (ii) to use its best efforts to cause each Person who holds at least 5% of the Common Stock of the Company (on a fully-diluted basis), acquired at any time after the date of this Agreement (other than in a registered public offering), to agree not to effect any public sale or distribution of any such


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

securities during such period (except as part of such underwritten registration, if otherwise permitted) unless the underwriters managing such registered public offering otherwise agree.

         4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                  (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (i) make available for inspection by any seller of such Registrable Securities, any underwriter participating in any disposition pursuant to this Agreement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. In connection with any Demand Registration or Piggyback Registration, the holders of Registrable Securities will expeditiously supply the Company with all information and copies of all documents reasonably necessary to effect such registration in compliance with the Securities Act and the rules and regulations thereunder and shall otherwise cooperate with the Company and its counsel in expediting the effectiveness of any such registration.

         5. REGISTRATION EXPENSES.

                  (a) Except as otherwise provided herein, all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriters' discounts and commissions) and other Persons retained by the Company and all other expenses of the Company, including internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "Registration Expenses") will be borne by the Company.

                  (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and


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

any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         6. INDEMNIFICATION.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and, as applicable, such holder's officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; provided that such underwriters indemnify the Company to the same extent as provided in subparagraph (b) below with respect to the indemnification of the Company by the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities participating in the registration and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which such person seeks indemnification and (ii) unless in the reasonable judgment of counsel for such indemnified party (given in writing) a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim


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

with counsel reasonably satisfactory to the indemnified party. If such defense is so assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions for contribution to any indemnified party in the event the Company's indemnification is unavailable for any reason as are reasonably requested by any indemnified party.

         7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in the underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         8. AMENDMENT OF REGISTRATION AGREEMENT. If the Company desires to enter into or does enter into a Registration Agreement with any Person at any time (a "New Registration Agreement") and such New Registration Agreement provides for rights more beneficial to such Person than those rights provided to the Purchaser herein or provided to the Purchaser pursuant to any amendment, restatement or modification of this Agreement, the Company and the Purchaser shall agree to further amend, restate or modify this Agreement to provide the Purchaser with the equivalent rights as those provided in the New Registration Agreement.

         9. DEFINITIONS.

                  (a) The term "Registrable Securities" means (i) any Common Stock issued upon the exercise of the Warrant issued to the Purchaser pursuant to the Purchase Agreement or any other security issued by the Company to the Purchaser after the date of this Agreement, (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) or (ii) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have ceased to be Restricted Securities under the particular Purchase Agreement pursuant to which such securities were issued; provided that any securities which cease to be Restricted Securities solely because they have become eligible for transfer pursuant to Rule 144 (or any similar rule then in force) will not cease to be Registrable Securities until they have actually been


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

sold in compliance with Rule 144 (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, election to exercise purchase right or otherwise), but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

                  (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

         10. MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  (c) REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  (d) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of a majority of the Registrable Securities.

                  (e) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that no transferee of any Purchaser shall be entitled to any rights hereunder unless such transferee (a) acquires a number of Registrable Securities representing not less than 150,000 shares of Common Stock on an as converted basis (as proportionally adjusted for stock splits, stock dividends and recapitalization affecting the Common Stock) or (b) is a member of the "affiliated group" of the Purchaser (as defined below). The Company shall be given written notice by the Purchaser a reasonable time after such transfer stating the name and address of the transferee and identifying the securities with respect to which its rights hereunder are being assigned. Any transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which the transferee agrees to be bound by the obligations imposed upon the Purchaser hereunder to the same extent as if such transferee were an original party hereto. As used herein, the term "affiliated group" includes the Purchaser's or


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

any transferee's spouse, parents, siblings and descendants (whether natural or adopted) and any trust solely for the benefit of such person and/or such person spouse, parents, siblings and/or descendants and, in the case of a corporation, limited liability company or partnership, any shareholder or partner thereof or any entity which controls, is controlled by or is under common control with such corporation, limited liability company or partnership.

                  (f) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY


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

JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (j) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, sent by confirmed fax or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent

         To the Company:            HealthGate Data Corp.
                                    25 Corporate Drive, Suite 310
                                    Burlington, MA 01803
                                    Fax:  (781) 685-4040
                                    Attention: William S. Reece, President

         with a copy to:            Stephen M. Kane, Esq.
                                    Rich, May, Bilodeau & Flaherty, P.C.
                                    294 Washington Street
                                    Boston, MA 02108
                                    Fax:  (617) 556-3889

         To the Purchaser:          GE Medical Systems
                                    300 North Grandview Blvd.
                                    Waukesha, Wisconsin
                                    Attention: General Counsel
                                    Fax:_________________________

         with a copy to:            Steven Shoemate, Esq.
                                    Gibson Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166-0193
                                    Fax:  (212) 351-4035

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                           HEALTHGATE DATA CORP.

                                           By:        /s/ William S. Reece
                                               ---------------------------------
                                                  William S. Reece, President

                                           GENERAL ELECTRIC COMPANY

                                           By:        /s/ Michael A. Jones
                                               ---------------------------------
                                                         Michael A. Jones


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